Exhibit 10.2.2

GREENWAY MEDICAL TECHNOLOGIES, INC.

2004 STOCK PLAN

WHEREAS, Greenway Medical Technologies, Inc. (the “Company”) maintains the Greenway Medical Technologies, Inc. 2004 Stock Plan (the “Plan”), and Section 11(b) of the Plan permits the Company’s Board of Directors (the “Board”) to amend the Plan at any time; and

WHEREAS, the Board desires to amend Section 4(a) of the Plan to increase the number of Shares available for issuance under the Plan to 2,727,326 and approved this Amendment on July 14, 2011.

NOW THEREFORE, the Plan is hereby amended as follows:

1.    Section 4(a) is hereby amended and restated as follows:

(a)

Basic Limitation.  Not more than 2,727,326 Shares may be issued under the Plan (subject to Subsection (b) below and Section 8).  The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.  Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

2.    The modifications set forth above shall not affect any other provisions of the Plan.

[Signature provided on following page.]

IN WITNESS WHEREOF, the undersigned adopts this Amendment to the Plan on behalf of the Company as of July 14, 2011.

GREENWAY MEDICAL TECHNOLOGIES, INC.

By  /s/ William G. Esslinger, Jr.

Its  VP, General Counsel & Secretary